UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of July, 2019.

Commission File Number: 000-56073

4Front Ventures Corp.
(Translation of registrant’s name into English)

 1241 Alberni Street
Vancouver, British Columbia V6E 4R4
Canada
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form   20-F  [√]            Form   40-F  [ ]

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): [ ]

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): [ ]

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

EXPLANATORY NOTE

This Form 6-K is furnished by 4Front Ventures Corp., a British Columbia corporation (“4Front”), to the U.S. Securities and Exchange Commission (the “SEC”) using the EDGAR format type 8-K12G3 as notice that 4Front is the successor issuer to Cannex Capital Holdings Inc. (“Cannex”) under Rule 12g-3(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effective July 31, 2019, 4Front Ventures Corp., 1196260 B.C. Ltd., 4Front Holdings LLC and Cannex completed a court-approved statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). 4Front is the succesor corporation resulting from the transactions pursuant to the Arrangement. Under the Arrangement, shareholders of Cannex received one Class A subordinate voting share of 4Front in exchange for each common share of Cannex held by them.

Prior to the Arrangement, the Cannex common shares were registered pursuant to Section 12(g) of the Exchange Act. Upon effectiveness of the Arrangement, the Class A subordinate voting shares of 4Front were deemed registered under Section 12(g) of the Exchange Act, with 4Front deemed to be a successor issuer to Cannex pursuant to Rule 12g-3(a) under the Exchange Act. All securities issued in the Arrangement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

As a result, future filings with the SEC will be made by 4Front (and no longer by Cannex).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4FRONT VENTURES CORP.

Date: July 31, 2019	By: /s/ Joshua Rosen
Joshua Rosen
Chief Executive Officer